UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

Platinum Studios, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	333-145871 (Commission File Number)	20-5611551 (IRS Employer Identification No.)

11400 W. Olympic Blvd., 14th Floor, Los Angeles, CA 90064
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 807-8100

Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Platinum Studios, Inc. (the “Company” or “Platinum”) and Hyde Park Entertainment, Inc. (“HPE”) have entered into an agreement (the “Agreement”) to co-produce the motion picture entitled “Dead of Night” (the “Picture”). The Picture is based on the screenplay written by Thomas Dean Donnelly and Joshua Oppenheimer (the “Screenplay”), which is based on the comic book series “Dylan Dog.” The Company has the exclusive rights to acquire the Screenplay and all the characters, settings, worlds, designs, illustrations and storylines contained in the Screenplay (the “Property”) from Disney  subject to the reimbursement of Disney for certain costs incurred by Disney in connection with the Screenplay in the amount of $225,000 plus interest.   The funds for the  acquisition of such rights in the Screenplay will be includedin the budget of the Picture and the Company is not required to finance such purchase, independently

Pursuant to the terms of the Agreement, HPE agreed to arrange financing of the Picture subject to its approval of the final screenplay, chain of title, budget, principal cast, key crew, director and principal locations. The budget for the film will include customary, arms-length third party costs, bond fee, contingency, third-party banking costs, a producer’s fee to Scott Mitchell Rosenberg Productions, Inc. (“SMRP”) (a loan-out corporation, owned by the Company’s CEO) of $250,000 (of which 50% is allocated to Ervin Rustemagic), a $500,000 producer’s fee to HPE and a rights fee to the Company and certain third-parties unaffiliated with the Company of $500,000 (of which 75% is payable to the Company and 25% is allocated to SAF B.V.) The Company is also entitled to a deferred rights fee of $562,500 and SMRP is also entitled to a deferred producer’s fee of $125,000.

Production of the Picture is scheduled to begin on or before September 30, 2008 (the “Outside Date”)..If  production has not started by the Outside Date and the Company receives written confirmation from the production lender that the financing is in the process of being completed then the Outside Date shall be extended for another 90days, after which date the  rights to the Property revert to the Company. If the rights revert to the Company and it enters into an agreement with Oceana to finance “Dead of Night” within one year of the reversion, the Agreement shall be reinstated.

The Company reserve the following rights for use and disposition: (A) publication rights, (B) non-picture related classic merchandise, (C) picture-related merchandising rights, and (D)interactive software game rights.

Item 7.01 Regulation FD Disclosure.

On May 12, 2008, the Company issued a press release concerning some of the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Letter Agreement dated January 10, 2008 between Platinum Studios, Inc. and HydePark Entertainment, Inc.

10.2	Letter Agreement dated January 10, 2008 between Platinum Studios, Inc. and HydePark Entertainment, Inc.

99.1	Press Release dated May 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Studios, Inc.

Date: May 15, 2008	By:	/s/ Brian Kenneth Altounian
Brian Kenneth Altounian
President & Chief Operating Officer

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